UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2011

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) PMC-Sierra, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 5, 2011. Following the completion of the Annual Meeting, Robert L. Bailey resigned from the Board of Directors of the Company. Mr. Bailey did not stand for re-election at the Annual Meeting.

(e) On May 5, 2011, the Company entered into a new Executive Employment Agreement (the “Agreement”) with its Chief Executive Officer, Gregory S. Lang, in connection with the expiration of the prior Executive Employment Agreement (the “Prior Agreement”) between the Company and Mr. Lang. The Agreement is effective as of April 28, 2011. The ongoing terms and conditions of the Prior Agreement, which were described under the caption “Executive Employment Agreement” in the Periodic Report on Form 8-K filed by the Company on April 2, 2008, have been substantially continued for an additional three-year period, except that Mr. Lang shall no longer be entitled to the automatic payment of certain severance benefits on the first anniversary of a qualified change in control of the Company. Except as indicated in the immediately preceding sentence, the description of the ongoing terms and conditions of the Prior Agreement set forth in the April 2, 2008 8-K is applicable to the Agreement and is incorporated herein by reference. Such summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Upon stockholder approval of amendments to the Company’s Restated Certificate of Incorporation (the “Certificate”) (as described below regarding Proposal 3) and the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate as so amended, resolutions previously adopted by the Board of Directors of the Company (the “Board”) further amended and restated the Amended and Restated Bylaws of the Company (the “Bylaws”).

The amendments to the Bylaws provide that a nominee for Company director must receive the affirmative vote of a majority of the votes cast at the meeting of stockholders in order to be elected in an uncontested election; in contested elections, nominees will be elected as directors by a plurality of the votes cast.

The amendments to the Bylaws also (i) revise the advance notice period and procedures applicable to stockholders who wish to bring business before an annual meeting of the Company’s stockholders or nominate candidates for election to the Board at annual or special meetings of stockholders, (ii) revise the requirements with regard to information that must be furnished in connection with a stockholder’s notice to bring business before an annual meeting of the Company stockholders or nominate a director and (iii) establish procedures by which stockholders may submit director nominations for inclusion in the Company’s proxy materials pursuant to proxy access rules adopted by the Securities and Exchange Commission, if and when effective.

The foregoing summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which, as amended and restated effective May 5, 2011, is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

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Proposal 1: Election of seven directors to serve until the 2012 Annual Meeting of Stockholders of the Company:

Name of Director	For	Withhold	Broker Non-Votes
Richard E. Belluzzo	192,246,465	8,212,738	21,135,394
James V. Diller, Sr.	193,977,692	6,481,511	21,135,394
Michael R. Farese	193,760,341	6,698,862	21,135,394
Jonathan J. Judge	193,966,684	6,492,519	21,135,394
William H. Kurtz	194,923,577	5,535,626	21,135,394
Gregory S. Lang	193,956,979	6,502,224	21,135,394
Frank J. Marshall	192,194,366	8,264,837	21,135,394

All director nominees were duly elected.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors:

For	Against	Abstain
217,035,502	4,195,961	363,134

Proposal 2 was approved.

Proposal 3: Approval of an amendment to the Company’s Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors:

For	Against	Abstain	Broker Non-Votes
145,125,247	55,276,725	57,231	21,135,394

Proposal 3 was approved.

Proposal 4: Approval, in a non-binding vote, of the Company’s executive compensation as described in the proxy statement:

For	Against	Abstain	Broker Non-Votes
189,032,846	11,349,317	77,040	21,135,394

Proposal 4 was approved.

Proposal 5: To determine, in a non-binding vote, whether a stockholder vote to approve the Company’s executive compensation should occur every one, two or three years:

1 year	2 years	3 years	Abstain	Broker Non-Votes
185,173,842	706,569	14,522,925	55,867	21,135,394

Proposal 5 was approved at one year.

Item 8.01 Other Events.

On May 5, 2011, the Board of Directors of the Company authorized a share repurchase plan for fiscal year 2011. Under the authorization, the Company may repurchase up to the sum of the number of shares of the Company’s common stock purchased in 2011 by company employees under the Company’s qualified stock purchase plans and the number of shares of the Company’s common stock approved by the Board of Directors or its Compensation Committee for employee equity grants in 2011, at an aggregate cost to the Company of not more than $40,000,000.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Bylaws of PMC-Sierra, Inc., as amended and restated through May 5, 2011.

10.1	Executive Employment Agreement by and between PMC-Sierra, Inc. and Gregory S. Lang, entered into on May 5, 2011 and effective as of April 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel, Corporate Secretary

Date: May 6, 2011

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